UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2006
BackWeb Technologies Ltd.
(Exact name of registrant as specified in its charter)

Israel	000-26241	51-2198508

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10 Ha’amal Street, Park Afek, Rosh Ha’ayin, Israel 48092
(Address of principal executive offices, including zip code)
(972) 3-6118800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     On July 31, 2006, BackWeb Technologies Ltd. (“BackWeb”) issued a press release announcing its financial results for its second quarter ended June 30, 2006. A copy of this press release is attached to this Current Report as Exhibit 99.1.
     The information contained in Item 2.02 of this Current Report, including the information incorporated into this Item 2.02 from the accompanying exhibit, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933.
ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
     On July 31, 2006, BackWeb announced in the press release referenced in Item 2.02 above that it would implement a restructuring of the company in order to reduce expenses. With planned staffing reductions in its services unit, some other departments and certain other expense reductions, BackWeb seeks to reduce its ongoing expense by approximately 20% from its second quarter of 2006 levels. The reductions are designed to maximize the benefit of service partnerships, reduce BackWeb’s quarterly cash burn and conserve its cash position. BackWeb anticipates a charge of approximately $200,000 in the third quarter of 2006 to reflect severance and other costs related to the personnel and expense reductions.
     The information contained in the press release attached to this Current Report as Exhibit 99.1 regarding the planned restructuring is incorporated into this Item 2.05 by reference.
ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
     On July 25, 2006, BackWeb received a Nasdaq Staff Deficiency Letter from the Nasdaq Stock Market Listing Qualifications Department indicating that, for 30 consecutive business days, the bid price of BackWeb’s Ordinary Shares had closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 4320(e)(2)(E)(i). In accordance with Nasdaq Marketplace Rule 4320(e)(2)(E)(ii), BackWeb will be provided 180 calendar days, or until January 16, 2007, to regain compliance by having the bid price of its shares close at $1.00 per share or more for a minimum of 10 consecutive trading days. If BackWeb has not regained compliance by January 16, 2007, Nasdaq staff will determine if BackWeb meets The Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4320(e), except for the bid price requirement. If it meets the initial listing criteria, Nasdaq staff will notify BackWeb that it has been granted an additional 180 calendar day compliance period. If BackWeb is not eligible for an additional compliance period, Nasdaq staff will provide written notification that BackWeb’s Ordinary Shares will be delisted. At that time, BackWeb may appeal the Nasdaq staff’s determination to delist its Ordinary Shares to a Nasdaq Listing Qualifications Panel.
     BackWeb intends to monitor the bid price of its Ordinary Shares and consider all available options if the bid price of its Ordinary Shares does not close at $1.00 per share or more for a minimum of 10 consecutive trading days prior to January 16, 2007.

     The press release discussed in Items 2.01 and 2.05 above issued by BackWeb on July 31, 2006, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference, also discusses the contents of the Nasdaq Staff Deficiency Letter.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Item 99.1	Press release issued by BackWeb Technologies Ltd. on July 31, 2006
Cautionary Note Regarding Forward-Looking Statements
Statements in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements of beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, but are not limited to, statements regarding the level of savings BackWeb expects to realize, and the amount of the charge BackWeb expects to incur, from its planned restructuring. Actual results could differ materially from those set forth in such forward-looking statements. Factors that could cause actual results to differ materially from expectations include, but are not limited to: BackWeb has a history of losses and expects to continue to incur losses; the uncertainty of market acceptance of offline access products or BackWeb’s ability to license those products to customers; general economic conditions or any downturn in IT industry spending; the ability of BackWeb to develop innovative technology and deliver solutions that meet customer needs; and the potential emergence of competitive technologies or competitor companies. In addition, please refer to BackWeb’s periodic filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, which contain more detailed descriptions of the risk factors facing BackWeb’s business. BackWeb assumes no obligation to update any of the forward-looking statements in this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BackWeb Technologies Ltd.
Date: July 31, 2006	By:	/s/ Bill Heye
Bill Heye
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Item 99.1	Press release issued by BackWeb Technologies Ltd. on July 31, 2006